Exhibit 10.5

FEE AGREEMENT

DATED THIS 26 DAY OF SEPTEMBER 2011

BETWEEN:-

1)	Silver Rock Group Limited, a company incorporated in the British Virgin Islands having its registered office at Sable Trust , road Town, Tortola, 13v1 (hereinafter referred to as "SilverRock"); and

2)	Westgaard,com Inc., a company incorporated in Delaware, USA and having its registered office at Chendai Andou Industry Park, Jinjiang, Quanzhou, Fujian F4 362211, China (herein referred to as "Ansheng")

3)	Palma Capital Limited, a Dubai International Financial Centre ("01FC") registered company with its registered office in Al eattan Currency House, office 206, DIFC, P.O. Box 506764, Dubai, United Arab Emirates (herein referred to as "Palma"). Palma is also regulated by the Dubai Financial Services Authority.

Jointly, the SilverRock, Ansheng and Palma are the "Parties"

WHEREAS:-

(A)	Westgaard.com, Inc. owns 100% of ANBAILUN International Holdings Limited which in turn owns 100% of the shares of Ansheng (HIS) Holdings Limited which also in turn owns 100% of the shares in Fujian Ansheng Shoes and Clothing Company Ltd.

(B)	Fujian Ansheng Shoes and Clothing Company Ltd designs, produces and sells a variety of sports footwear targeting the Chinese domestic market.

(C)	SilverRock, an investment company that is owned by Ezzat faired and that focuses on investments in Mainland China, owns about 10% of the equity of Ansheng.

(D)	Palma has been retained by SilverRock, on behalf of Ansheng, to raise the sum of up to or a portion of one million shares of Series B Preferred Shares at a price of USS1.50 per share which also include 500,000 units of Series A Warrants and 500,000 units of Series B Warrants (herein referred to as "Securities') for an aggregate capital amount of US51.5 million from a select group of investors (herein referred to as "PCL investors"). Accordingly, Palma and Silverltock entered into an Agreement dated 14 July 2010 ("Agreement") for the private placement of the Securities.

NOW IT IS HEREBY AGREED:-

1.    Fees

As compensation for the services provided by Palma pursuant to the Agreement, Silver Rock agreed to cause Ansheng to pay Palma or cause to pay Palma, in either case on behalf of the Ansheng, a cash fee (the 'Fee) equal to 10% of the capital raised (herein referred to as "Fees"). A portion of this Fee will be paid direct by Ansheng being 8.9 percent of aggregate principal amount of Securities sold to PCI.. Investors (herein referred to as "Ansherig Fee Portion"),

To date., Palma has raised the sum of US$1.4 million from PCL Investors in accordance with the Agreement and thus the Ansheng Fees of US$125,000 would due to Palma at the time that the PCL Investors transfer their kinds for their participation to the account of Wesigaard.com held with Wilmington Trust Company. The remainder of the fee, including all 46,667 Series A Warrants and 48,667 Series B warrants will be due and be pa id by SilverRock Group pursuant to the terms of the Agreement

2.
Silver and Ansfieng hereby confirm and agree to pay Palma the Fees due to Palma based on the capital introduced by Palma by way of PC. Investors in accordance to the terms of Om Agreement being at funding as per section 1 of this agreement The cash fee will be paid to the bank account of Palma (as shown below) and the Series A and Series B Warrants will he Issued in the name of Palma Capital limited with the respective certification delnrered to the offices of Palma upon the introduction of PCL Investors.

Palma Capital account details:

Correspondent Bank:	JP Morgan Chase Bank, N.A, New York
Swift Code:	CHASUS33
Account Number:	544-7-02350
Account Name:	Abu Dhabi Commercial Bank
Swift Code:	ADCBAEAA
For Further Credit to:	Palma Capital Ltd.
Account Number:	606737319001

3	Law and Jurisdiction

An agreement between the Parties shall be governed by and construed in accordance with the laws of the Dubai International Financial Centre (DIFC) and the parties submit to the non-exclusive jurisdiction of the courts of tie DIFC.

Signed by
Silver Rock Group

Signed by
Westergaard.com Inc.

Signed for and on behalf of
Palma Capital Limited